For Immediate Release

Condor Hospitality Trust Reports First Quarter 2019 Results

BETHESDA, MD, May 3, 2019 – Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the “Company”) today announced results for the first quarter ended March 31, 2019.

FIRST QUARTER RELEASE FINANCIAL HIGHLIGHTS

•

Revenue of $15.9 million, Comprised of $15.6 million from New Investment Platform Hotel Revenue, a 5.4% Increase from $14.8 million from New Investment Platform Hotel Revenue in Last Year’s Quarter, and $0.3 million from Legacy Hotels, an 84.2% Decrease to Revenue of $1.9 million from Legacy Hotels in Last Year’s First Quarter

•	Same-Store RevPAR for the New Investment Platform Hotels Increased 3.9% Over Last Year’s First Quarter
•

Net Earnings (Loss) Attributable to Common Shareholders of ($0.1 million), or ($0.01) per Diluted Share, compared to $0.6 million, or $0.05 per share, in Last Year’s First Quarter; Decline in Net Earnings Attributable to Common Shareholders Primarily Caused by a $0.7 million Decline in Net Gain on Derivatives and Convertible Debt

•	Adjusted Funds from Operations was $3.5 million, or $0.29 per Diluted Share, Essentially Flat to $3.5 million, or $0.29, in Last Year’s First Quarter
•	Hotel EBITDA Increased to $7.5 million from $7.4 million, a 2.0% Increase Over Last Year’s First Quarter
•	Adjusted EBITDAre Increased to $6.1 million from $5.8 million, a 5.4% Increase Over Last Year’s First Quarter

FIRST QUARTER PORTFOLIO ACCOMPLISHMENTS

•	Sold One Legacy Asset Generating $4.3 million in Gross Proceeds

MANAGEMENT COMMENTARY

Bill Blackham, Condor’s Chief Executive Officer, commented:

“In the first quarter of 2019, our portfolio of high-quality select-service assets continued to outperform with 3.9% same-store RevPAR growth over last year’s first quarter as compared to U.S. national RevPAR growth of 1.5%, 0.4% for the upper midscale chain scale, and -0.5% for the upscale chain scale for the first quarter as reported by Smith Travel Research.   Additionally, New Investment Platform Hotel Gross Margin was 50% for the first quarter due to strong 4.6% ADR growth which was a contributing factor to same-store hotel EBITDA Margin of nearly 40% for the New Investment Platform hotels.  Finally, in the first quarter, we successfully closed on the sale of our last remaining legacy hotel, the Quality Inn Solomons Island. This concludes our initiative that began 4 years ago and has resulted in the sale of 55 hotels generating $170 million in gross proceeds during that time.  On September 27, 2018, Condor initiated a process to evaluate strategic alternatives to enhance shareholder value.   Until the conclusion of this process, Condor is suspending the issuance of earnings guidance and the holding of earnings conference calls.”

FINANCIAL SUMMARY

At March 31, 2019, the Company’s total portfolio included 15 hotels, representing 1,908 rooms.  The Company’s last remaining legacy asset was sold during the first quarter of 2019.

Total Company Financial Results

($ in millions except per share amounts)

	Three months ended March 31,
	2019	2018	Change
Revenue	$15.9	$16.7	-4.7%
Net Earnings (Loss) Attributable to Common Shareholders	$(0.1)	$0.6	NA
Diluted Earnings (Loss) per Share	$(0.01)	$0.05	NA

Funds from Operations (FFO)*	$2.5	$3.5	-20.4%
FFO per Diluted Share*	$0.20	$0.26	-23.1%
Adjusted FFO*	$3.5	$3.5	-0.4%
Adjusted FFO per Diluted Share*	$0.29	$0.29	0.0%

Hotel EBITDA*	$7.5	$7.4	2.0%
Adjusted EBITDAre*	$6.1	$5.8	5.4%

*Please see the Reg. G reconciliation tables at the end of this release.

Same Store Operational Results**

($ in millions except per share amounts and operating metrics)

	Three months ended March 31,
	2019	2018	Change
Same-Store RevPAR	$106.32	$102.30	3.9%
Same-Store Occupancy	79.82%	80.29%	-0.6%
Same-Store ADR	$133.20	$127.42	4.5%

Same-Store Hotel EBITDA*	$7.5	$7.3	2.2%
Same-Store Hotel EBITDA Margin*	39.8%	40.0%	-0.2%

*Please see the Reg. G reconciliation tables at the end of this release.

**Financial results presented above include results from prior to our ownership.

PORTFOLIO ACTIVITY

The Company’s investment strategy is to assemble a portfolio of premium-branded, select-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on MSAs ranked between 20 to 60. Since restarting its portfolio transformation in 2015, the Company has acquired 14 high-quality select-service hotels representing 1,808 rooms in its target markets for a total purchase price of approximately $277 million. Additionally, during this time, the Company has sold 55 legacy assets for a total gross sales price of approximately $170 million.

Acquisitions

During the first quarter of 2019, the Company did not acquire any hotels.

Dispositions

During the first quarter of 2019, the Company sold the Quality Inn in Solomons, MD for $4.3 million.  Net proceeds from the sale were applied to outstanding debt on the Company’s $150.0 million secured credit facility.  The Company has no legacy hotels remaining in its portfolio.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of March 31, 2019, the Company had cash and cash equivalents (including restricted cash) of $10.2 million and available revolver borrowing capacity of $10.2 million.  As of March 31, 2019, the Company had total outstanding long-term debt of $136.2 million associated with assets held for use with a weighted average maturity of 1.9 years and a weighted average interest rate of 5.19%.

CAPITAL INVESTMENTS

The Company invested $0.8 million in capital improvements throughout the portfolio in the three months ended March 31, 2019, to upgrade its properties and maintain brand standards.

OUTLOOK AND GUIDANCE

Due to the pursuit of Strategic Alternatives, the Company has suspended guidance until further notice.

DIVIDENDS

On March 4, 2019, the Board of Directors declared a quarterly cash common stock dividend of $0.195 per share for the first quarter of 2019.  The common stock dividend represented an annualized yield of approximately 9.5% based on the closing price of the Company’s common shares on March 4, 2019.  The first quarter dividend was paid on April 2, 2019 to shareholders of record as of March 15, 2019.

EARNINGS CALL

Due to the pursuit of Strategic Alternatives, the Company will not be conducting a first quarter earnings conference call.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 16 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual events, results or performance to differ from those projected presented in the forward-looking statement. These forward-looking statements are based on assumptions that management has made in light of experience in the business in which the Company operates, as well as other factors management believes to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of events, performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect events, performance or results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

 (Unaudited - In thousands, except share and per share data)

	As of
	March 31, 2019	December 31, 2018

Assets
Investment in hotel properties, net	$228,897	$230,178
Investment in unconsolidated joint venture	6,179	5,866
Cash and cash equivalents	4,586	4,151
Restricted cash, property escrows	5,627	5,005
Accounts receivable, net	2,214	1,290
Prepaid expenses and other assets	1,962	2,227
Derivative assets, at fair value	448	639
Investment in hotel properties held for sale, net	-	4,092
Total Assets	$249,913	$253,448

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$6,642	$5,336
Dividends and distributions payable	2,480	2,330
Convertible debt, at fair value	1,048	1,000
Long-term debt, net of deferred financing costs	134,127	135,810
Long-term debt related to hotel properties held for sale, net of deferred financing costs	-	1,120
Total Liabilities	144,297	145,596

Equity
Shareholders' Equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $9,395 and $9,250	10,050	10,050
Common stock, $.01 par value, 200,000,000 shares authorized; 11,917,743 and 11,886,003 shares outstanding	119	119
Additional paid-in capital	232,082	231,805
Accumulated deficit	(137,423)	(134,970)
Total Shareholders' Equity	104,828	107,004
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $523 and $435	788	848
Total Equity	105,616	107,852

Total Liabilities and Equity	$249,913	$253,448

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited - In thousands, except per share data)

	Three months ended March 31,
	2019	2018
Revenue
Room rentals and other hotel services	$15,903	$16,679
Operating Expenses
Hotel and property operations	9,793	10,414
Depreciation and amortization	2,362	2,259
General and administrative	1,663	1,869
Acquisition and terminated transactions	7	19
Total operating expenses	13,825	14,561
Operating income	2,078	2,118
Net gain (loss) on disposition of assets	39	(24)
Equity in earnings of joint venture	513	229
Net gain (loss) on derivatives and convertible debt	(237)	447
Other expense, net	(29)	(14)
Interest expense	(2,163)	(1,928)
Impairment recovery, net	-	93
Earnings before income taxes	201	921
Income tax expense	(186)	(129)
Net earnings	15	792
Loss (earnings) attributable to noncontrolling interest	1	(6)
Net earnings attributable to controlling interests	16	786
Dividends declared on preferred stock	(145)	(144)
Net earnings (loss) attributable to common shareholders	$(129)	$642

Earnings (Loss) per Share
Total - Basic Earnings (Loss) per Share	$(0.01)	$0.05
Total - Diluted Earnings (Loss) per Share	$(0.01)	$0.05

See accompanying notes to consolidated financial statements.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDAre, and Hotel EBITDA as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net earnings to FFO and AFFO for the three months ended March 31, 2019 and 2018 (in thousands). All amounts presented include our portion of the results of our unconsolidated Atlanta JV.

	Three months ended March 31,
Reconciliation of Net earnings to FFO and AFFO	2019	2018
Net earnings	$15	$792
Depreciation and amortization expense	2,362	2,259
Depreciation and amortization expense from JV	297	285
Net (gain) loss on disposition of assets	(39)	24
Net loss on disposition of assets from JV	-	7
Impairment recovery, net	-	(93)
FFO	2,635	3,274
Dividends declared on preferred stock	(145)	(144)
FFO attributable to common shares and common units	2,490	3,130
Net loss (gain) on derivatives and convertible debt	237	(447)
Net loss on derivatives from JV	1	-
Acquisition and terminated transactions expense	7	19
Stock-based compensation expense	336	402
Amortization of deferred financing fees	373	353
Amortization of deferred financing fees from JV	45	45
AFFO attributable to common shares and common units	$3,489	$3,502

FFO attributable to common shares and common units - Basic Shares	$2,490	$3,130
Convertible note interest and fair value adjustments	78	-
Preferred dividends and fair value adjustments	-	111
FFO attributable to common shares and common units - Diluted Shares	$2,568	$3,241

FFO per common share and common unit - Basic	$0.21	$0.26
FFO per common share and common unit - Diluted	$0.20	$0.26

Weighted average common shares and common units - Basic FFO	11,879,444	11,835,279
Weighted average common shares and common units - Diluted FFO	12,584,456	12,536,203

AFFO attributable to common shares and common units - Basic Shares	$3,489	$3,502
Convertible note interest	16	16
Preferred dividends at stated rates	144	144
AFFO attributable to common shares and common units - Diluted Shares	$3,649	$3,662

AFFO per common share and common unit - Basic	$0.29	$0.30
AFFO per common share and common unit - Diluted	$0.29	$0.29

Weighted average common shares and common units - Basic AFFO	11,879,444	11,835,279
Weighted average common shares and common units - Diluted AFFO	12,681,725	12,633,472

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shares and common units, which is FFO reduced by preferred stock dividends.  AFFO is FFO attributable to common shares and common units adjusted to exclude items we do not believe are representative of the results from our core operations, including non-cash gains or losses on derivatives and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition and equity transaction costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO to be a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance.  We believe that AFFO provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and FFO, is beneficial to an investor’s understanding of our operating performance. We present FFO and AFFO per common share and common unit because our common units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to common shares and common units.

EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

The following table reconciles net earnings to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA for the three months ended March 31, 2019 and 2018 (in thousands). All amounts presented our portion of the results of our unconsolidated Atlanta JV.

	Three months ended March 31,
Reconciliation of Net earnings to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	2019	2018
Net earnings	$15	$792
Interest expense	2,163	1,928
Interest expense from JV	547	492
Income tax expense	186	129
Depreciation and amortization expense	2,362	2,259
Depreciation and amortization expense from JV	297	285
EBITDA	5,570	5,885
Net (gain) loss on disposition of assets	(39)	24
Net loss on disposition of assets from JV	-	7
Impairment recovery, net	-	(93)
EBITDAre	5,531	5,823
Net loss (gain) on derivatives and convertible debt	237	(447)
Net loss on derivative from JV	1	-
Stock-based compensation expense	336	402
Acquisition and terminated transactions expense	7	19
Adjusted EBITDAre	6,112	5,797
General and administrative expense, excluding stock compensation expense	1,327	1,467
Other expense, net	29	14
Unallocated hotel and property operations expense	45	89
Hotel EBITDA	$7,513	$7,367

Revenue	$15,903	$16,679
JV revenue	3,100	2,618
Condor and JV revenue	$19,003	$19,297
Hotel EBITDA as a percentage of revenue	39.5%	38.2%

We calculate EBITDA, EBITDAre, and Adjusted EBITDAre by adding back to net earnings or loss certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings or loss interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense.  NAREIT adopted EBITDAre in order to promote an industry-wide measure of REIT operating performance.  We adjust EBITDA by adding back net gain/loss on disposition of assets and impairment charges to calculate EBITDAre.  To calculate Adjusted EBITDAre, we adjust EBITDAre to add back acquisition and terminated transactions expense and equity transactions expense, which are cash charges. We also add back stock –based compensation expense and gain/loss on derivatives and convertible debt, which are non-cash charges.  EBITDA, EBITDAre, and Adjusted EBITDAre, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA, EBITDAre, and Adjusted EBITDAre to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDAre to calculate Hotel EBITDA.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Same-Store Revenue and Hotel EBITDA

The following tables present our same-store revenue, Hotel EBITDA, and Hotel EBITDA margin broken down by property type for the three months ended March 31, 2019 and 2018 (in thousands) and reconcile these same-store measures to total revenue and Hotel EBITDA as presented above.  Same-store results include all our hotels owned at March 31, 2019.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors. All amounts presented include our portion of the results of our unconsolidated Atlanta Aloft JV.  Results for periods prior to the Company’s ownership have not been included in the Company’s actual consolidated financial statements and are included here only for comparison purposes.

	Revenue - Reconciliation of Actual to Same-Store
	Three months ended March 31,
	2019	2018
Condor and JV Revenue - Actual	$19,003	$19,297
Revenue earned on properties disposed of prior to March 31, 2019 during the period of ownership	(272)	(1,869)
Revenue earned on properties owned at March 31, 2019 prior to ownership	-	637
Total Revenue - Same-Store	$18,731	$18,065

	Hotel EBITDA - Reconciliation of Actual to Same-Store
	Three months ended March 31,
	2019	2018
Condor and JV Hotel EBITDA - Actual	$7,513	$7,367
Hotel EBITDA earned on properties disposed of prior to March 31, 2019 during the period of ownership	(63)	(423)
Hotel EBITDA earned on properties owned at March 31, 2019 prior to ownership	-	285
Total Hotel EBITDA - Same-Store	$7,450	$7,229

	Hotel EBITDA Margin
	Three months ended March, 31
	2019	2018
Total Hotel EBITDA Margin	39.8%	40.0%

Condor Hospitality Trust, Inc. Operating Statistics

The following tables present our same-store occupancy, ADR, and RevPAR for all our hotels owned at March 31, 2019.  Same-store occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  The performance metrics for the hotel acquired through our Atlanta JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.

	Three months ended March 31,
	2019			2018
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Growth
Solomons Hilton Garden Inn	73.02%	$126.39	$92.29	73.41%	$125.74	$92.30	0.0%
Atlanta Hotel Indigo	74.39%	$118.65	$88.27	81.13%	$108.30	$87.87	0.5%
Jacksonville Courtyard by Marriott	80.55%	$124.91	$100.61	85.04%	$113.26	$96.31	4.5%
San Antonio SpringHill Suites	83.72%	$139.71	$116.96	86.36%	$143.28	$123.74	-5.5%
Leawood Aloft	61.39%	$129.28	$79.37	63.41%	$127.49	$80.84	-1.8%
Lexington Home2 Suites	73.18%	$102.62	$75.10	74.51%	$103.30	$76.97	-2.4%
Round Rock Home2 Suites	84.09%	$120.06	$100.96	86.48%	$120.15	$103.91	-2.8%
Tallahassee Home2 Suites	94.92%	$133.91	$127.10	84.23%	$130.54	$109.95	15.6%
South Haven Home2 Suites	88.76%	$111.53	$99.00	81.26%	$110.84	$90.07	9.9%
Lake Mary Hampton Inn & Suites	88.83%	$155.16	$137.83	86.22%	$154.76	$133.44	3.3%
Austin Residence Inn	80.63%	$143.54	$115.73	83.43%	$135.16	$112.76	2.6%
El Paso Fairfield Inn	84.49%	$104.49	$88.28	75.92%	$99.69	$75.69	16.6%
Austin TownePlace Suites	71.97%	$113.94	$82.00	87.28%	$119.94	$104.68	-21.7%
Summerville Home2 Suites	81.74%	$124.36	$101.65	82.56%	$126.63	$104.55	-2.8%
Wholly owned new investment platform properties	79.77%	$125.88	$100.42	80.41%	$123.57	$99.36	1.1%
Atlanta Aloft JV	80.16%	$180.60	$144.77	79.49%	$152.80	$121.46	19.2%
Total Same-Store Portfolio	79.82%	$133.20	$106.32	80.29%	$127.42	$102.30	3.9%

Same-Store Hotel Comparison	1Q19	1Q18	Growth
8 Positive RevPAR Same-Store Hotels	$116.51	$105.7	10.2%
7 Negative RevPAR Same-Store Hotels	$91.62	$97.4	-5.9%
Total Same-Store Portfolio	$106.32	$102.30	3.9%

Condor Hospitality Trust, Inc.
Property List | As of the March 31, 2019

New Investment Platform | Acquired from January 1, 2012 – March 31, 2019
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11.5
2	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
3	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
4	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
5	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
6	Aloft	Leawood	KS	156	12/14/2016	$22.5
7	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
8	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
9	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
10	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
11	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
12	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
13	Residence Inn	Austin	TX	120	08/31/2017	$22.4
14	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
15	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Portfolio | As of March 31, 2019			1,908		$288.1

1 | Owned 80% by Condor

55 Dispositions | For Period January 1, 2015 – March 31, 2019
	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	01/15/2015	$1.5
2	Super 8	Green Bay	WI	83	01/29/2015	$2.2
3	Super 8	Columbus	GA	74	03/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	03/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	04/01/2015	$4.4
6	Savannah Suites	Augusta	GA	172	04/01/2015	$3.4
7	Super 8	Batesville	AR	49	04/30/2015	$1.5
8	Days Inn	Ashland	KY	63	07/01/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	07/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	07/13/2015	$6.5
11	Super 8	Manhattan	KS	85	08/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/06/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/03/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total 2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	01/04/2016	$1.5
19	Super 8	Lincoln	NE	133	01/07/2016	$2.8
20	Savannah Suites	Greenville	SC	170	01/08/2016	$2.7
21	Super 8	Portage	WI	61	03/30/2016	$2.4
22	Super 8	O'Neill	NE	72	04/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	05/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	05/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	05/24/2016	$2.2
26	Super 8	Coralville	IA	84	05/26/2016	$3.4
27	Super 8	Keokuk	IA	61	05/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	06/06/2016	$2.1
29	Super 8	Pittsburg	KS	64	08/08/2016	$1.6
30	Super 8	Mount Pleasant	IA	54	09/09/2016	$1.9
31	Quality Inn	Danville	KY	63	09/19/2016	$2.3
32	Super 8	Menomonie	WI	81	09/26/2016	$3.0
33	Comfort Inn	Glasgow	KY	60	10/14/2016	$2.4
34	Days Inn	Sioux Falls	SD	86	11/04/2016	$2.1
35	Comfort Inn	Shelby	NC	76	11/07/2016	$4.1
36	Comfort Inn	Rocky Mount	VA	61	11/17/2016	$2.2
37	Days Inn	Farmville	VA	59	11/17/2016	$2.4
38	Comfort Suites	Marion	IN	62	11/18/2016	$3.0
39	Comfort Inn	Farmville	VA	50	11/30/2016	$2.6
40	Quality Inn	Princeton	WV	50	12/05/2016	$2.1
41	Super 8	Burlington	IA	62	12/21/2016	$2.8
42	Savannah Suites	Atlanta	GA	164	12/22/2016	$2.9
	Total 2016			1,864		$61.4
43	Comfort Inn	New Castle	PA	79	03/27/2017	$2.5
44	Super 8	Billings	MT	106	03/28/2017	$4.2
45	Comfort Inn	Harlan	KY	61	04/03/2017	$1.9
46	Comfort Suites	Lafayette	IN	62	04/18/2017	$3.9
47	Key West Inn	Key Largo	FL	40	05/17/2017	$7.6
48	Quality Inn	Morgantown	WV	81	08/30/2017	$2.6
49	Days Inn	Bossier City	LA	176	09/13/2017	$1.4
50	Comfort Inn & Suites	Warsaw	IN	71	12/20/2017	$5.0
	Total 2017			676		$29.1
51	Supertel Inn/Conference Center	Creston	IA	41	01/25/2018	$2.1
52	Comfort Suites	South Bend	IN	135	03/15/2018	$6.1
53	Comfort Suites	Ft. Wayne	IN	127	05/30/2018	$7.1
54	Super 8	Creston	IA	121	08/30/2018	$5.1
	Total 2018			424		$20.4
55	Quality Inn	Solomons	MD	59	03/22/2019	$4.3
	Total 2019			59		$4.3

Total Dispositions	4,696	$169.9

Acquisitions | For Period January 1, 2015 – March 31, 2019
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
2	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
3	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
4	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
5	Aloft	Leawood	KS	156	12/14/2016	$22.5
6	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
7	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
8	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
9	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
10	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
11	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
12	Residence Inn	Austin	TX	120	08/31/2017	$22.4
13	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
14	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Acquisitions			1,808		$276.6

1 | Owned 80% by Condor